MASTER PLAN DOCUMENT
SOUTHWEST GAS CORPORATION
EXECUTIVE DEFERRAL PLAN
Effective March 1, 1986
Amended and Restated March 1, 1988
Amended and Restated March 1, 1989
Amended and Restated March 1, 1990
Amended and Restated October 29, 1992
Amended and Restated May 10, 1994
Amended and Restated Effective March 1, 1999
Amended and Restated November 19, 2002
Amended and Restated Effective December 31, 2004
Amended and Restated Effective January 1, 2009
Amended and Restated Effective December 28, 2016

Amended and Restated Effective August 3, 2020
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Table of Contents

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MASTER PLAN DOCUMENT
SOUTHWEST GAS CORPORATION
EXECUTIVE DEFERRAL PLAN
PURPOSE
The purpose of this Plan is to provide specified benefits to a select group of key employees who contribute materially to the continued growth, development and future business success of Southwest Gas Corporation. As amended and restated herein, this Plan document applies to Account Balances (inclusive of earnings) maintained under the Plan as of December 31, 2004, all of which were fully earned and vested as of such date.
No amendment to the Plan as in effect on October 3, 2004 that would constitute a “material modification” as defined within Internal Revenue Code (“IRC” or “Code”) Section 409A and related Treasury regulations, shall be effective with respect to amounts that were deferred in taxable years beginning before January 1, 2005 (inclusive of any earnings on such deferred amounts). With the exception of earnings on Account Balances which may accrue on or after January 1, 2005 as provided in Article 4 below, and any Excess Earnings accruing on or after January 1, 2009, no further Deferrals or other contributions of any kind shall be accepted under this Plan after December 31, 2004.
ARTICLE 1.
DEFINITIONS
For purposes hereof, unless otherwise clearly apparent from the context, the words and phrases listed below shall be defined as follows:
a.“Account Balance” means a Participant’s individual fund comprised of Deferrals, Company Contributions and interest earnings credited thereon up to the time of Benefit Distribution exclusive of Excess Earnings.
b.“Base Annual Salary” means the yearly compensation paid to an Executive, excluding bonuses, commissions, overtime, and non-monetary awards for employment services to the Company.
c.“Beneficiary” means the person, persons, entity or entities designated by the Participant to receive any benefits under the Plan upon the death of a Participant. A Participant may designate primary and contingent Beneficiaries.
d.“Benefit Account Balance” shall have the meaning set forth in Article 5.3.
e.“Benefit Distribution” means the date benefits under the Plan commence or are paid in full to a Participant, or because of his death, to his Beneficiary, which will occur within 90 days of notification to the Company of the event that gives rise to such distribution.
f.“Board of Directors” means the Board of Directors of Southwest Gas Corporation and any Successor Corporation.

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g.“Bonus” means the portion of actual awards, if any, paid in cash under the terms of Southwest Gas Corporation’s 1993 Management Incentive Plan, as amended (“Management Incentive Plan”).
h.“Change in Control” means the first to occur of any of the following events:
(i)Any “person” (as the term is used in Sections 13 and 14(d)(2) of the Securities Exchange Act of 1934 (“Exchange Act”)) who becomes a beneficial owner (as that term is used in Section 13(d) of the Exchange Act), directly or indirectly, of 50 percent or more of the Company’s capital stock entitled to vote in the election of Directors; or
(ii)During any period of not more than twelve months, not including any period prior to the adoption of this Plan, individuals who, at the beginning of such period constitute the Board of Directors of the Company, and any new Director (other than a Director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (a) of this Article 1.8) whose election by the Board of Directors or nomination for election by the Company’s shareholders was approved by a vote of at least 75 percent of the Directors then still in office, who either were Directors at the beginning of the period or whose election or nomination for election was previously approved, cease for any reason to constitute at least a majority thereof.
Notwithstanding the foregoing, any transaction immediately after which more than fifty percent (50%) of the outstanding voting securities of the Company (or the surviving or resulting entity immediately after such transaction) is, or will be, owned, directly or indirectly, by shareholders of the Company or an affiliate of the Company who own, directly or indirectly, more than fifty percent (50%) of the outstanding voting securities of the Company, determined immediately before such transaction, will not constitute a “Change in Control”. In addition, effective January 1, 2017, “Change in Control” shall, in addition to the enumerated events contained above involving the Company, the capital stock of the Company, or the board of directors of the Company, include all such enumerated events with respect to Southwest Gas Holdings, Inc., a Delaware Corporation.
i.“Committee” unless and until another committee is appointed by the Board of Directors, the term “Committee” means the Southwest Gas Corporation Benefits Committee. The Committee shall manage and administer the Plan in accordance with the provisions of the Plan. After a Change in Control, the Committee shall cease to have any powers under the Plan and all powers previously vested in the Committee under the Plan will then be vested in the Third-Party Fiduciary.
j.“Company” means Southwest Gas Corporation and such of its Subsidiaries as the Board of Directors may select to become parties to the Plan. The term “Company” shall also include any Successor Corporation.

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k.“Company Contributions” means the amount added, if any, to a Participant’s Account Balance in accordance with Article 3.2.
l.“Deferral(s)” means the amount of Base Annual Salary and Bonus transferred to the Plan accounts. No Deferrals will be accepted into this Plan after December 31, 2004.
m.“Employee” means any full-time employee of Southwest Gas Corporation as determined under the personnel policies and practices of Southwest Gas Corporation prior to a Change in Control.
n.“Excess Earnings” means any interest accruing on a Participant’s Account Balance on or after January 1, 2009 that would itself be considered to be a right to deferred compensation (within the meaning of Code Section 409A and related Treasury regulations) rather than a right to earnings on Deferrals of compensation. For purposes of clarification, Excess Earnings shall include any earnings in excess of 100 percent of the Moody’s Rate credited to Participant Accounts on or after January 1, 2009. For purposes of Plan accounting, Excess Earnings shall be segregated from interest credited on Account Balances under Article 4 and credited to Participant Excess Earnings Accounts.
o.“Excess Earnings Account” means the separate account to which a Participant’s Excess Earnings are credited.
p.“Executive” means any officer of Southwest Gas Corporation prior to a Change in Control.
q.“Master Plan Document” means this legal instrument containing the provisions of the Plan.
r.“Moody’s Rate” means Moody’s Seasoned Corporate Bond Rate which is an economic indicator consisting of an arithmetic average of yields of representative bonds (industrial and AAA, AA and A rated public utilities) as of January 1 prior to each Plan Year as published by Moody’s Investors Service, Inc. (or any successor thereto), or, if such index is no longer published, a substantially similar index selected by the Board of Directors.
s.“Moody’s Composite Rate” means the average of the Moody’s Rate on January 1 for the five years prior to Benefit Distribution.
t.“Participant” means any Executive who executes a Plan Agreement or an Employee who has been selected to participate in the Plan and who executes a Plan Agreement. No new Participants will be accepted into this Plan after December 31, 2004.
u.“Plan” means the Executive Deferral Plan of the Company evidenced by this Master Plan Document.
v.“Plan Agreement” means the form of written agreement which is entered into from time to time, by and between the Company and a Participant.

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w.“Plan Year” means the year beginning on March 1 of each year.
x.“Retire” or “Retirement” means the severance from employment with the Company on or after attaining age 55, other than by death, disability or Termination of Employment.
y.“Subsidiary” means any corporation, partnership, or other organization which is at least 50 percent owned by the Company or a Subsidiary of the Company.
z.“Successor Corporation” means any corporation or other legal entity which is the successor to Southwest Gas Corporation, whether resulting from merger, reorganization or transfer of substantially all of the assets of Southwest Gas Corporation, regardless of whether such entity shall expressly agree to continue the Plan.
aa.“Terminates Employment” or “Termination of Employment” means the ceasing of employment with the Company, either voluntarily or involuntarily, excluding Retirement, disability or death.
ab.“Third Party Fiduciary” means an independent third party selected by the Committee to take over the administration of the Plan upon and after a Change in Control and to determine appeals of claims denied under the Plan before and after a Change in Control pursuant to a Third-Party Fiduciary Services Agreement.
ac.“Third Party Fiduciary Services Agreement” means the agreement with the Third-Party Fiduciary to perform services with respect to the Plan.
ad.“Trust Agreement” means an agreement establishing a “grantor trust” of which the Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the IRC.
ae.“Trust Fund or Funds” means the assets of every kind and description held under any Trust Agreement forming a part of the Plan.
af.“Trustee” means any person or entity selected by the Company to act as Trustee under any Trust Agreement at any time of reference.
ag.“Years of Service” means a Participant’s Benefit Service as defined in the Retirement Plan for Employees of Southwest Gas Corporation, plus service with a Successor Corporation which is not taken into account for such plan.
ARTICLE 2.
ELIGIBILITY
a.Selection of Participants An Executive shall become eligible to participate in the Plan as of the effective date of his election by the Board of Directors as an officer of the Company (unless the Board of Directors determines, at that time, that such Executive will not become eligible to participate in the Plan). The Committee in its sole discretion may select any other Employee to become eligible to participate in the Plan.

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b.Continued Eligibility If a Participant ceases to be an Executive and he continues as an Employee, the Committee in its sole discretion will determine whether such Employee will continue to be eligible to participate in the Plan. Notwithstanding the foregoing and upon the occurrence of a Change in Control, a Participant will continue to participate in the Plan.
c.Participant Acceptance Once eligible to participate in the Plan, an Executive or an Employee has to complete, execute and return to the Committee a Plan Agreement to become a Participant in the Plan. Continued participation in the Plan is subject to compliance with any further conditions as may be established by the Committee. Notwithstanding the foregoing and upon the occurrence of a Change in Control, no additional conditions regarding continued participation in the Plan may be established by the Committee or any Successor Corporation.
ARTICLE 3.
DEFERRAL COMMITMENT AND COMPANY CONTRIBUTION
a.Deferrals A Participant may defer up to 100 percent of his Base Annual Salary and Bonus received during a Plan Year; provided that such Deferral exceeds $2,000 per Plan Year. Notwithstanding the foregoing, no election shall be effective to reduce the Base Annual Salary and Bonus paid to a Participant for a calendar year to an amount which is less than the amount that the Company is required to withhold from such Participant’s Base Annual Salary and Bonus for the calendar year for (a) applicable income and employment taxes (including Federal Insurance Contributions Act tax), (b) contributions to any employee benefit plan (other than this Plan), and (c) payroll transfers, in place, prior to such elections.
b.Company Matching Contributions If a Participant makes a Deferral commitment with respect to Base Annual Salary and/or Bonus, the Company will contribute an amount equal to 50 percent of such Deferral, up to a maximum of three percent of the Participant’s Base Annual Salary, to the Participant’s Account Balance.
c.Timing of Deferral Election Prior to the commencement of each Plan Year, a Participant will (a) advise the Committee, in writing, of his Base Annual Salary Deferral commitment for the upcoming Plan Year and (b) make his Deferral commitment for any Bonus earned during the calendar year ending in such Plan Year. If a Participant fails to so advise the Committee, through no fault of the Company, he will not be permitted to defer any of his Base Annual Salary or Bonus during the upcoming Plan Year.
d.Exercise of Deferral Commitment A Participant’s Deferral commitment will be exercised on a per pay period basis for the portion of his Base Annual Salary that is deferred. The exercise of a Participant’s Deferral commitment with respect to his Bonus will occur at the time the Bonus is paid.

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e.Adjustment to Deferral Commitment The Committee reserves the right to adjust any Participant’s Deferral commitment during a Plan Year to ensure that a Participant’s actual Deferral does not exceed the maximum allowable amount.
f.Deferral Elections by New Participants In the event an Executive or an Employee becomes a Participant in the Plan during a Plan Year, such Participant may defer up to 100 percent of the remaining portion of his Base Annual Salary for the current Plan Year. Such Participant must make his Deferral commitment by advising the Committee, in writing, at the time he elects to become a Participant in the Plan.
g.Deferral Commitment Default In the event a Participant defaults on his Base Annual Salary Deferral commitment, the Participant will not be allowed to make any further Deferrals during the current Plan Year and may not make any Deferrals for the subsequent Plan Year. In the event a Participant defaults on his Bonus Deferral commitment for a particular Plan Year, the Participant will not be able to defer any of his Bonus for that Plan Year or the subsequent Plan Year.
h.Waiver of Deferral Commitment Default The Committee may waive for good cause the default penalty specified in Article 3.7 upon the request of the Participant.
i.Deferrals after December 31, 2004 Notwithstanding any provision herein to the contrary, no Deferrals or Company matching contributions will be accepted into this Plan after December 31, 2004, and no new Participants will be admitted hereunder after December 31, 2004. Excess Earnings shall continue to be credited under the Plan.
ARTICLE 4.
INTEREST, CREDITING AND VESTING
a.Interest Rate A Participant’s Account Balance at the start of a Plan Year and any Deferrals and Company contributions made during a Plan Year will earn, except as provided for in Article 4.2, interest annually at 150 percent of the Moody’s Rate. Interest will be credited to a Participant’s account for Deferrals and Company contributions made during the Plan Year, as if all Deferrals and contributions were made on the first day of the Plan Year.
b.Adjustment to Interest Rate If a Participant Terminates Employment prior to completing five Years of Service with the Company, interest credited for all Deferrals and vested Company contributions to a Participant’s Account Balance will be adjusted based on the Moody’s Rate during the period he participated in the Plan.
c.Vesting of Company Contributions Company contributions and interest earned on such contributions will vest to a Participant at the rate of 20 percent per Year of Service and will vest completely once a Participant has five Years of Service with the Company.
d.Interest Earned after December 31, 2004 Interest earned on Deferrals made on or before December 31, 2004 will be credited to the Participant’s Account Balance in

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accordance with this Article 4. Any such interest, exclusive of Excess Earnings, is intended to be regarded as attributable to amounts deferred under the Plan as of December 31, 2004.
ARTICLE 5.
PLAN BENEFIT PAYMENTS
a.Lump-Sum Payment A Participant’s Account Balance will be paid to the Participant in a lump-sum payment at the time of Benefit Distribution, unless the Participant qualifies to receive benefit payments over a specific benefit payment period.
b.Interest prior to Benefit Distribution A Participant’s Account Balance will earn interest under the provisions of Article 4.1 or, if applicable, Article 4.2 until the time of Benefit Distribution.
c.Benefit Payment Periods If a Participant is entitled to receive Plan benefit payments over a specific benefit payment period, his Account Balance at the commencement of Benefit Distribution will be credited with an amount equal to the interest such balance would have earned assuming distribution in equal monthly installments over the specific benefit payment period, at a specified interest rate, thereby creating a Benefit Account Balance. Such Benefit Account Balance shall exclude any amounts credited to a Participant’s Excess Earnings Account. The Benefit Account Balance will then be paid to the Participant in equal monthly installments over the specific benefit payment period.
d.Payment Prior to Benefit Distribution If there shall be a final determination by the Internal Revenue Service or a court of competent jurisdiction that the election by a Participant to defer the payment of any amount in accordance with the terms of this Plan was not effective to defer the taxation of such amount, then the Participant shall be entitled to receive a distribution of the amount determined to be taxable and the Participant’s Account Balance shall be reduced accordingly.
e.Six Month Delay for Excess Earnings Account In the case of a Retirement or Termination of Employment, Benefit Distributions from the Participant’s Excess Earnings Account cannot commence until at least six months after the date of Participant’s Retirement or Termination of Employment.
ARTICLE 6.
RETIREMENT AND TERMINATION BENEFIT PAYMENTS
a.Benefit Payment Periods; Elections A Participant who Retires or Terminates Employment with more than five Years of Service qualifies to receive his Account Balance over a period of 120, 180 or 240 months. The Participant shall elect the payment period; provided that written notice of such election is filed with the Committee at least one year prior to his Retirement or Termination of Employment. If a Participant fails to make such election prior to the time specified, the payment period will be 240 months. A Participant will be deemed to have elected to receive his Excess Earnings Account

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balance upon his Retirement or Termination of Service on the same payment schedule that is applicable to his Account Balance; provided, however, that a Participant’s Excess Earnings Account shall not commence to be distributed upon a Retirement or Termination of Service that is not also a “separation from service” within the meaning of Code Section 409A of the Treasury regulations.
b.Changing Elections A Participant who has made an election under this Article may subsequently revoke such election and make another election under this Article by providing written notice to the Committee; provided, however, that only the last such election or revocation in effect on the date which is one year prior to the date on which the Participant Retires or Terminates Employment shall be effective. Notwithstanding the foregoing, if a Participant Terminates Employment or Retires as a result of a Change in Control, the foregoing provisions of this Article 6 shall be applied by substituting “six months” for “one year.” In the event of any such amended election, the Participant’s election in effect at January 1, 2009 shall remain in effect without modification for the Excess Earnings Account.
c.Interest on Benefit Payments The interest rate used to calculate the amount that will be credited to a Participant’s Account Balance, to determine his Benefit Account Balance under the provisions of Article 5.3, will be 150 percent of the Moody’s Composite Rate. Any Excess Earnings attributable to such interest credit shall be segregated and allocated to the Participant’s Excess Earnings Account.
ARTICLE 7.
PRE-RETIREMENT SURVIVOR BENEFIT PAYMENTS
a.Benefit Payments Notwithstanding any elections made pursuant to Article 6, if a Participant dies while he is an employee of the Company, both his Account Balance and his Excess Earnings Account balance will be paid to his Beneficiary in equal monthly installments over the 180-month survivor benefit payment period.
b.Interest on Benefit Payments The interest rate used to determine the amount that will be credited to a Participant’s Account Balance, to determine his Benefit Account Balance under the provisions of Article 5.3 following the Participant’s death, will be 150 percent of the Moody’s Composite Rate. Any Excess Earnings attributable to such interest credit shall be segregated and allocated to the Participant’s Excess Earnings Account.
ARTICLE 8.
POST-RETIREMENT SURVIVOR BENEFIT PAYMENTS
a.Benefit Payments If a Participant dies after the commencement of Retirement, Termination of Employment or disability benefit payments under Articles 6 or 9 but prior to such benefits having been paid in full, the Participant’s benefit payments will continue to be paid to the Participant’s Beneficiary through the end of the originally awarded benefit payment period, except as provided for in Article 10.7.

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ARTICLE 9.
DISABILITY BENEFIT PAYMENTS
a.Disability A Participant shall be considered disabled in any of the following circumstances, as determined by the Committee in its sole discretion: (a) the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve months; (b) the Participant is, by any reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve months, receiving replacement benefits for a period of not less than three months under an accident and health plan covering Employees of the Company; (c) the Participant is determined to be totally disabled by the Social Security Administration; or (d) the Participant becomes eligible for and is receiving disability benefits under a long-term disability plan or program maintained by the Company, provided that the definition of “disability” applicable under such plan or program complies with the applicable requirements of the IRC.
b.Vesting of Company Contributions Notwithstanding the provisions of Article 4.3, Company contributions and interest earned on such contributions will be fully vested to the Participant at the time he is determined to be disabled under this Article.
c.Benefit Payments During First Five Years of Service If a Participant is disabled within the first five Years of Service with the Company, he will receive his Account Balance and Excess Earnings Account balance in a lump sum payment at Benefit Distribution.
d.Benefit Payments After Five Years of Service Notwithstanding any elections made pursuant to Article 6, if a Participant is disabled after five Years of Service with the Company, his Account Balance and Excess Earnings Account balance will be paid to him in equal monthly installments over the 180-month disability payment period.
e.Interest on Benefit Payments If a Participant qualifies to receive his Account Balance and Excess Earnings Account balance over the disability benefit payment period, the interest rate used to calculate the amount that will be credited to a Participant’s Account Balance, to determine his Benefit Account Balance under the provisions of Article 5.3, will be 150 percent of the Moody’s Composite Rate. Any Excess Earnings attributable to such interest credit shall be segregated and allocated to the Participant’s Excess Earnings Account.
ARTICLE 10.
BENEFICIARIES
a.Designation of Beneficiaries A Participant shall have the right to designate any Beneficiary to whom benefits under this Plan shall be paid in the event of the Participant’s death prior to the total distribution of his Benefit Account Balance under the Plan. If greater than 50 percent of the Benefit Account Balance is designated to a

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Beneficiary other than the Participant’s spouse, such Beneficiary designation must be consented to by the Participant’s spouse. Each Beneficiary designation must be in written form prescribed by the Committee and will be effective only when filed with the Committee during the Participant’s lifetime.
b.Changing Beneficiary Designation A Participant shall have the right to change the Beneficiary designation, subject to spousal consent under the provisions of Article 10.1, without the consent of any designated Beneficiary by filing a new Beneficiary designation with the Committee. The filing of a new Beneficiary designation form will cancel all Beneficiary designations previously filed.
c.Acknowledgment The Committee shall acknowledge, in writing, receipt of each Beneficiary designation form.
d.Discharge of Company Obligation The Committee shall be entitled to rely on the Beneficiary designation last filed by the Participant prior to his death. Any payment made in accordance with such designation shall fully discharge the Company from all further obligations with respect to the amount of such payments.
e.Minor or Incompetent Beneficiaries If a Beneficiary entitled to receive benefits under the Plan is a minor or a person declared incompetent, the Committee may direct payment of such benefits to the guardian or legal representative of such minor or incompetent person. The Committee may require proof of incompetency, minority or guardianship as it may deem appropriate prior to distribution of any Plan benefits. Such distribution shall completely discharge the Committee and the Company from all liability with respect to such payments.
f.Effect of No Beneficiary Designation If no Beneficiary designation is in effect at the time of the Participant’s death, or if the named Beneficiary predeceased the Participant, then the Beneficiary shall be: (a) the surviving spouse; (b) if there is no surviving spouse, then his issue per stirpes; or (c) if no surviving spouse or issue, then his estate.
g.Payment to Beneficiary’s Beneficiary If a Beneficiary receiving benefit payments under the provisions of the Plan dies prior to the completion of the benefit payment period, the present value of the remaining benefit payments will be paid, in a lump sum amount, to the Beneficiary’s Beneficiary, if any, or to the applicable estate. The payment of the Participant’s Excess Earnings Account balance shall continue to be paid through the end of the benefit payment period previously elected by the Participant or specified by the Plan. The present value of the remaining benefit payments will be calculated using the same methodology, including the same interest rate, as was used to calculate the Participant’s annuity payment calculation, under Article 5.3.
ARTICLE 11.
LEAVE OF ABSENCE

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a.Continuation of Deferral Commitment If a Participant is authorized by the Company for any reason to take a paid leave of absence, the Participant’s Deferral commitment shall remain in full force and effect.
b.Suspension of Deferral Commitment If a Participant is authorized by the Company for any reason to take an unpaid leave of absence, the Participant’s Deferral commitment shall be suspended until the leave of absence ends and the Participant’s employment resumes.
ARTICLE 12.
GENERAL
a.Payment Obligation Amounts payable to a Participant or Beneficiary shall be paid from the general assets of the Company or from the assets of a grantor trust within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Code, established for use in funding executive compensation arrangements and commonly known as a “rabbi trust.”
b.Limitation on Payment Obligation The Company shall have no obligation under the Plan to a Participant or a Participant’s Beneficiary, except as provided in this Master Plan Document.
c.Furnishing Information The Participant or Beneficiary must cooperate with the Committee in furnishing all information requested by the Company to facilitate the payment of his Benefit Account Balance. Such information may include the results of a physical examination if any is required for participation in the Plan.
d.Unsecured General Creditor Participants and their Beneficiaries, heirs, successors, and assigns shall have no legal or equitable rights, claims, or interest in any specific property or assets of the Company. No assets of the Company shall be held under any trust, or held in any way as collateral security for the fulfilling of the obligations of the Company under the Plan. Any and all of the Company’s assets shall be, and remain, the general unpledged, unrestricted assets of the Company. The Company’s obligation under the Plan shall be merely that of an unfunded and unsecured promise of the Company to pay money in the future, and the rights of the Participants and Beneficiaries shall be no greater than those of unsecured general creditors. It is the intention of the Company that this Plan (and the Trust Funds described in Article 14.1) be unfunded for purposes of the Code and for the purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).
e.Withholding There shall be deducted from each payment made under the Plan or other compensation payable to the Participant or Beneficiary all taxes which are required to be withheld by the Company in respect to such payment or this Plan. The Company shall have the right to reduce any payment (or other compensation) by the amount of cash sufficient to provide the amount of said taxes.

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ARTICLE 13.
NO GUARANTEE OF CONTINUING EMPLOYMENT
a.Future Employment The terms and conditions of this Plan shall not be deemed to constitute a contract of employment between the Company and a Participant. Moreover, nothing in the Plan shall be deemed to give a Participant the right to be retained in the service of the Company or to interfere with the right of the Company to discipline or discharge the Participant at any time.
ARTICLE 14.
TRUSTS
a.Trusts The Company may maintain one or more Trust Funds to finance all or a portion of the benefits under the Plan by entering into one or more Trust Agreements. Any Trust Agreement is designated as, and shall constitute, a part of the Plan, and all rights which may accrue to any person under the Plan shall be subject to all the terms and provisions of such Trust Agreement. A Trustee shall be appointed by the Committee or the Board of Directors and shall have such powers as provided in the Trust Agreement. The Committee or the Board of Directors may modify any Trust Agreement, in accordance with its terms, to accomplish the purposes of the Plan and appoint a successor Trustee under the provisions of such Trust Agreement. By entering into such Trust Agreement, the Committee or the Board of Directors may vest in the Trustee, or in one or more investment managers (as defined in ERISA) the power to manage and control the Trust Fund. The Committee’s authority under the provisions of this Article 14.1 will cease upon the occurrence of a Change in Control.
ARTICLE 15.
TERMINATION, AMENDMENT OR MODIFICATION OF THE PLAN
a.Plan Amendments The Board of Directors may, at any time, without notice, amend or modify the Plan in whole or in part; provided, however, that (a) no amendment or modification shall be effective to decrease or restrict (i) the amount of interest to be credited to a Participant’s Account Balance under the provisions of the Plan, (ii) the benefits the Participant qualifies for or may elect to receive under the provisions of the Plan, or (iii) benefit payments to Participants or Beneficiaries once such payments have commenced, and (b) effective March 1, 1999, no amendment or modification of this Article 15, Article 17, or Article 18 of the Plan shall be effective except to the extent the Board of Directors deems necessary or appropriate to comply with applicable law.
b.Plan Termination The Board of Directors shall not terminate the Plan until all accrued benefits have been paid in full under the provisions of the Plan to the Participants and Beneficiaries.
c.Partial Plan Termination The Board of Directors may partially terminate the Plan by instructing the Committee not to accept any additional Deferral commitments. In the event of a partial termination, the remaining provisions of the Plan shall continue to

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operate and be effective for all Participants in the Plan, as of the date of such partial termination.
d.Change of Control In the event of a hostile or non-negotiated Change of Control of the Company, the benefits of this Plan will become 100 percent vested for all Participants and the interest credited to a Participant’s Account Balance under any provision of this Plan will be adjusted, retroactively to the date an individual became a Participant and prospectively thereafter, to 200 percent of the Moody’s Rate; provided, however, that any Excess Earnings attributable to such interest credit shall be segregated and allocated to the Participant’s Excess Earnings Account.
ARTICLE 16.
RESTRICTIONS ON ALIENATION OF BENEFITS
a.Alienation of Benefits To the maximum extent permitted by law, no interest or benefit under the Plan shall be assignable or subject in any manner to alienation, sale, transfer, claims of creditors, pledge, attachment or encumbrances of any kind.
ARTICLE 17.
ADMINISTRATION OF THE PLAN
a.Committee Duties Except as otherwise provided in this Article 17, and subject to Article 18, the general administration of the Plan, as well as construction and interpretation thereof, shall be vested in the Committee. Members of the Committee may be Participants under the Plan. Specifically, the Committee shall have the discretion and authority to: (a) make, amend, interpret, and enforce all appropriate rules and regulations for the administration of the Plan; and (b) decide or resolve any and all questions including interpretations of the Plan. Any individual serving on the Committee who is a Participant shall not vote or act on any matter relating solely to himself or herself. The number of members of the Committee shall be established by, and the members shall be appointed from time to time by, and shall serve at the pleasure of, the Board of Directors.
b.Administration After a Change in Control Upon and after a Change in Control, the administration of the Plan shall be vested in a Third-Party Fiduciary, as provided for herein and pursuant to the terms of a Third-Party Fiduciary Services Agreement. Any Third-Party Fiduciary Services Agreement is designated as, and shall constitute, a part of the Plan. The Third-Party Fiduciary shall also have the discretion and authority to: (a) make, amend, interpret, and enforce all appropriate rules and regulations for the administration of the Plan; and (b) decide or resolve any and all questions including interpretation of the Plan and the Trust Agreement. Except as otherwise provided for in any Trust Agreement, the Third-Party Fiduciary shall have no power to direct the investment of Plan or Trust Funds or select any investment manager or custodial firm for the Plan or Trust Agreement. The Company shall pay all reasonable administrative expenses and fees of the Third-Party Fiduciary when it acts as the administrator of the Plan or pursuant to Article 18. The Third-Party Fiduciary may not be terminated by the Company without the consent of 50 percent of the Participants in the Plan.

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c.Agents In the administration of the Plan, the Committee or the Third-Party Fiduciary, as the case may be, may from time to time employ such agents, consultants, advisors, and managers as it deems necessary or useful in carrying out its duties as it sees fit (including acting through a duly authorized representative) and may from to time to time consult with counsel to the Company.
d.Binding Effect of Decisions The decision or action of the Committee or the Third Party Fiduciary, as the case may be, with respect to any question arising out of or in connection with the administration, interpretation, and application of the Plan (and the Trust Agreement to the extent provided for in Article 17.2) and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.
e.Indemnity by Company The Company shall indemnify and save harmless each member of the Committee, the Third Party Fiduciary, and any employee of the Company to whom the duties of the Committee may be delegated against any and all claims, losses, damages, expenses, and liabilities arising from any action or failure to act with respect to the Plan, except in the case of fraud, gross negligence, or willful misconduct by the Committee, any of its members, the Third Party Fiduciary, or any such employee.
f.Employer Information To enable the Committee and the Third Party Fiduciary to perform their functions, the Company shall supply full and timely information to the Committee and the Third Party Fiduciary, as the case may be, on all matters relating to the compensation of all Participants, their Retirement, death or other cause for Termination of Employment, and such other pertinent facts as the Committee or the Third Party Fiduciary may require.
g.Manner and Timing of Benefit Payments The Committee or the Third Party Fiduciary, as the case may be, may alter, at or after Benefit Distribution, the manner and time of payments to be made to a Participant or Beneficiary from that set forth herein, if requested to do so by such Participant or Beneficiary to meet existing financial hardships, which the Committee or the Third Party Fiduciary, as the case may be, determine are the same as or similar in nature to those identified in Section 1.401(k)-1(d)(2)(iv) of the Treasury regulations.
ARTICLE 18.
CLAIMS PROCEDURE
a.Presentation of Claims Any Participant or Beneficiary of a deceased Participant (such Participant or Beneficiary being referred to below as a “Claimant”) may deliver to the Committee a written claim for determination with respect to benefits available to such Claimant from the Plan. The claim must state with particularity the determination desired by the Claimant.
b.Notification of Decision The Committee shall consider a claim and notify the Claimant within 90 calendar days after receipt of a claim in writing:

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(i)That the Claimant’s requested determination has been made, and that the claim has been allowed in full; or
(ii)That the Committee has reached a conclusion contrary, in whole or in part, to the Claimant’s requested determination, and such notice must set forth in a manner calculated to be understood by the Claimant: (i) the specific reason(s) for the denial of the claim, or any part thereof; (ii) the specific reference(s) to pertinent provisions of the Plan upon which the denial was based; (iii) a description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary; and (iv) an explanation of the claim review procedure set forth in Article 18.3.
c.Review of a Denied Claim Within 60 days after receiving a notice from the Committee that a claim has been denied, in whole or in part, a Claimant (or the Claimant’s duly authorized representative) may file with the Third-Party Fiduciary a written request for a review of the denial of the claim. Thereafter, the Claimant (or the Claimant’s duly authorized representative) may review pertinent documents, submit written comments or other documents, and request a hearing, which the Third-Party Fiduciary, in its sole discretion, may grant.
d.Decision on Review The Third Party Fiduciary shall render its decision on review promptly, and not later than 60 days after the filing of a written request for review of a denial, unless a hearing is held or other special circumstances require additional time, in which case the Third Party Fiduciary’s decision must be rendered within 120 calendar days after such date. Such decision must be written in a manner calculated to be understood by the Claimant, and it must contain: (a) the specific reason(s) for the decision; (b) the specific reference(s) to the pertinent Plan provisions upon which the decision was based; and (b) such other matters as the Third Party Fiduciary deems relevant.
e.Claims relating to whether a Participant has incurred a Disability Notwithstanding any other provision in Article 18, this Section 18.5 shall apply to claims made on or after April 1, 2018, the adjudication of which revolves around whether a Participant has incurred a Disability within the meaning of such term in Article 9 Section 1,”Disability”. In the event a claim involves the issue of whether a Participant is Disabled, the Committee shall ensure that all claims and appeals relating to such issue are adjudicated in a manner designed to ensure the independence and impartiality of the persons involved in making the decision.
(i)Disability. If a claim relates to a determination of whether a Participant is Disabled, and the claim requires an independent determination by the Committee, the Committee shall notify the Claimant of the Plan’s adverse benefit determination within a reasonable period of time, but no later than forty-five (45) days after receipt of the claim. If, due to matters beyond the control of the Plan, the Committee needs additional time to process a claim, the Claimant will be notified, within forty-five (45) days after the Committee receives the claim, of

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those circumstances and of when the Committee expects to make its decision, but not beyond seventy-five (75) days. If, prior to the end of the extension period, due to matters beyond the control of the Plan, a decision cannot be rendered within that extension period, the period for making the determination may be extended for up to one hundred five (105) days, provided that the Committee notifies the Claimant of the circumstances requiring the extension and the date as of which the Plan expects to render a decision. The extension notice shall specifically explain the standards on which entitlement to a disability benefit is based, the unresolved issues that prevent a decision on the claim and the additional information needed from the Claimant to resolve those issues, and the Claimant shall be afforded at least forty-five (45) days within which to provide the specified information.
(ii)Notice of Decision. In the case of an adverse benefit determination by the Committee with respect to whether a Participant is Disabled, the Committee will provide a notification in a culturally and linguistically appropriate manner (as described in Department of Labor Regulation Section 2560.503-1(o)) that shall set forth:
(1)The specific reasons for the denial;
(2)A reference to the specific provisions of the Plan or insurance contract on which the denial is based;
(3)Notice that the Claimant has a right to request a review of the claim denial and an explanation of the Plan’s review procedures and the time limits applicable to such procedures;
(4)A statement of the Claimant’s right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review, and a description of any time limit that applies under the Plan for bringing such an action;
(5)A discussion of the decision, including an explanation of the basis for disagreeing with or not following
(a)The views presented by the Claimant of health care professionals treating the Claimant and vocational professionals who evaluated the Claimant;
(b)The views of medical or vocational experts whose advice was obtained on behalf of the Plan in connection with a Claimant’s adverse benefit determination, without regard to whether the advice was relied upon in making the benefit determination; and

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(c)A disability determination regarding the Claimant presented by the Claimant made by the Social Security Administration.
(6)If the adverse benefit determination is based on a medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgment for the determination, applying the terms of the Plan to the Claimant’s medical circumstances, or a statement that such explanation will be provided free of charge upon request;
(7)Either the specific internal rules, guidelines, protocols, standards or other similar criteria of the Plan relied upon in making the adverse determination or, alternatively, a statement that such rules, guidelines, protocols, standards or other similar criteria of the Plan do not exist; and
(8)A statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant’s claim for benefits. Whether a document, record, or other information is relevant to a claim for benefits shall be determined by Department of Labor Regulation Section 2560.503-1(m)(8)
(iii)Review Procedure. If the initial claim relates to whether a Participant is Disabled, the claim requires an independent determination by the Committee, and the Committee denies the claim, in whole or in part, the Claimant shall have the opportunity for a full and fair review by the Committee of the denial, as follows:
(1)Prior to such review of the denied claim, the Claimant shall be given, free of charge, any new or additional evidence considered, relied upon, or generated by the Plan, insurer, or other person making the benefit determination in connection with the claim, or any new or additional rationale, as soon as possible and sufficiently in advance of the date on which the notice of adverse benefit determination on review is required to be provided, to give the Claimant a reasonable opportunity to respond prior to that date.
(2)The Committee shall respond in writing to such Claimant within forty-five (45) days after receiving the request for review. If the Committee determines that special circumstances require additional time for processing the claim, the Committee can extend the response period by an additional forty-five (45) days by notifying the Claimant in writing, prior to the end of the initial 45-day period that an additional period is required. The notice of extension must set

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forth the special circumstances and the date by which the Committee expects to render its decision.
(3)The Claimant shall be given the opportunity to submit issues and written comments to the Committee, as well as to review and receive, without charge, all relevant (as defined in applicable ERISA regulations) documents, records and other information relating to the claim. The reviewer shall take into account all comments, documents, records and other information submitted by the Claimant relating to the claim regardless of whether the information was submitted or considered in the initial benefit determination.
(4)In considering the review, the Committee shall take into account all comments, documents, records and other information submitted by the Claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination. Additional considerations shall be required in the case of a claim for disability benefits. For example, the claim will be reviewed by an individual or committee who did not make the initial determination that is subject of the appeal, nor by a subordinate of the individual who made the determination, and the review shall be made without deference to the initial adverse benefit determination.
(5)If the initial adverse benefit determination was based in whole or in part on a medical judgment, the Committee will consult with a health care professional with appropriate training and experience in the field of medicine involving the medical judgment. The health care professional who is consulted on appeal will not be the same individual who was consulted during the initial determination or the subordinate of such individual. If the Committee obtained the advice of medical or vocational experts in making the initial adverse benefits determination (regardless of whether the advice was relied upon), the Committee will identify such experts.
(iv)Notice of Decision after Review. In the case of an adverse benefit determination with respect to whether a Participant is Disabled, the Committee will provide a notification in a culturally and linguistically appropriate manner (as described in Department of Labor Regulation Section 2560.503-1(o)) that shall set forth
(1)The Committee’s decision;
(2)The specific reasons for the denial;
(3)A reference to the specific provisions of the Plan or insurance                     contract on which the decision is based;

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(4)A statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the Claimant's claim for benefits;
(5)A statement describing any voluntary appeal procedures offered by the Plan and the Claimant’s right to obtain the information about such procedures;
(6)A statement of the Claimant's right to bring a civil action under ERISA Section 502(a) which shall describe any applicable contractual limitations period that applies to the Claimant’s right to bring such an action, including the calendar date on which the contractual limitations period expires for the claim;
(7)A discussion of the decision, including an explanation of the basis for disagreeing with or not following:
(a)The views presented by the Claimant of health care professionals treating the Claimant and vocational professionals who evaluated the Claimant;
(b)The views of medical or vocational experts whose advice was obtained on behalf of the Plan in connection with a Claimant’s adverse benefit determination, without regard to whether the advice was relied upon in making the benefit determination; and
(c)A disability determination regarding the Claimant presented by the Claimant made by the Social Security Administration.
(8)If the adverse benefit determination is based on a medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgment for the determination, applying the terms of the Plan to the Claimant’s medical circumstances, or a statement that such explanation will be provided free of charge upon request; and
(9)Either the specific internal rules, guidelines, protocols, standards or other similar criteria of the Plan relied upon in making the adverse determination or, alternatively, a statement that such rules, guidelines, protocols, standards or other similar criteria of the Plan do not exist.

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(v)Exhaustion of Remedies. A Claimant must follow the claims review procedures under this Plan and exhaust his or her administrative remedies before taking any further action with respect to a claim for benefits.
(vi)Failure of Plan to Follow Procedures. In the case of a claim with respect to whether a Participant is Disabled, if the Plan fails to strictly adhere to all the requirements of this claims procedure with respect to whether a Participant is Disabled, the Claimant is deemed to have exhausted the administrative remedies available under the Plan, and shall be entitled to pursue any available remedies under ERISA Section 502(a) on the basis that the Plan has failed to provide a reasonable claims procedure that would yield a decision on the merits of the claim, except where the violation was: (i) de minimis; (ii) non-prejudicial; (iii) attributable to good cause or matters beyond the Plan’s control; (iv) in the context of an ongoing good-faith exchange of information; and (v) not reflective of a pattern or practice of non- compliance. The Claimant may request a written explanation of the violation from the Plan, and the Plan must provide such explanation within ten (10) days, including a specific description of its basis, if any, for asserting that the violation should not cause the administrative remedies to be deemed exhausted. If a court rejects the Claimant’s request for immediate review on the basis that the Plan met the standards for the exception, the claim shall be considered as re-filed on appeal upon the Plan’s receipt of the decision of the court. Within a reasonable time after the receipt of the decision, the Plan shall provide the Claimant with notice of the resubmission.

f.Legal Action A Claimant’s compliance with the foregoing provisions of this Article 18 is a mandatory prerequisite to a Claimant’s right to commence any legal action with respect to any claim for benefits under the Plan.
ARTICLE 19.
MISCELLANEOUS
a.Notice Any notice given under the Plan shall be in writing and shall be mailed or delivered to:
SOUTHWEST GAS CORPORATION
Executive Deferral Plan
Administrative Committee (LVB-283)
P.O. Box 98510
Las Vegas, NV 89193-8510
and
Wachovia Bank, N.A.
One West Fourth Street

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Winston-Salem, NC 27101
b.Assignment The Plan shall be binding upon the Company and any of its successors and assigns, and upon a Participant, a Participant’s Beneficiary, and their assigns, heirs, executors and administrators.
c.Governing Laws Except to the extent that federal law applies, the Plan shall be governed by and construed under the laws of the State of Nevada.
d.Headings Headings in this Master Plan Document are inserted for convenience of reference only. Any conflict between such headings and the text shall be resolved in favor of the text.
e.Gender and Number Masculine pronouns wherever used shall include feminine pronouns and when the context dictates, the singular shall include the plural.
f.Effect of Illegality or Invalidity In case any provision of the Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but the Plan shall be construed and enforced as if such illegal and invalid provisions had never been inserted herein.
IN WITNESS WHEREOF, the Company has executed this Amended and Restated Master Plan Document to be effective August 3, 2020.

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SOUTHWEST GAS CORPORATION
By    _____________________________
John P. Hester
President and Chief Executive Officer

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